UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 22, 2021

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2021, United Insurance Holdings Corp. (the “Company”), together with its wholly-owned subsidiaries, United Property and Casualty Insurance Company, an insurance company organized under the laws of the State of Florida (“UPC”), and United Insurance Management, L.C., a Florida limited liability company (“UIM”), entered into a Renewal Rights Agreement, dated as of January 18, 2021 (the “Renewal Rights Agreement”), with Homeowners Choice Property & Casualty Insurance Company, Inc., an insurance company organized under the laws of the State of Florida (“HPC”), and HCI Group, Inc., a Florida corporation (“HCI”), pursuant to which the Company, UPC and UIM agreed to sell, and HPC agreed to purchase, the renewal rights to UPC’s personal lines homeowners business in Connecticut, Massachusetts, New Jersey and Rhode Island. The transfer of policies is subject to regulatory approval. The sale was also consummated on January 18, 2021.

As part of the sale of renewal rights, HCI issued to UPC 100,000 shares of HCI common stock, no par value. In addition, following the collection by HPC of $80,000,000 of the premium for the policies issued by HPC to replace the subject personal lines homeowners policies, HPC will pay to UPC a renewal rights commission (the “Renewal Rights Commission”) in an amount equal to six percent (6%) of such premium for each such replacement policy issued by HPC after such time; provided, that the aggregate amount of Renewal Rights Commission payable by HPC to UPC shall not exceed $3,100,000.

In connection with the sale of the renewal rights to HPC, UPC has entered into a Property Quota Share Reinsurance Contract, dated as of January 18 2021 and effective as of December 31, 2020 (the “Reinsurance Agreement”) with HPC, pursuant to which UPC cedes, and HPC assumes from UPC, a 69.5% quota share of UPC’s personal lines homeowners business in Connecticut, Massachusetts, New Jersey and Rhode Island, on an in-force, new and renewal basis for the period December 31, 2020 through May 31, 2021. In consideration for the reinsurance, HPC will pay UPC a provisional ceding commission of 25% of premium earned during the term of the contract that could increase up to 31.5% depending on the direct loss ratio results for the reinsured business.

In connection with the issuance of shares of HCI common stock, UPC and HCI entered into a Registration Rights Agreement, dated as of January 18, 2021 (the “Registration Rights Agreement”), pursuant to which HCI granted UPC certain shelf registration rights following expiration of a lock-up period of six months. The Registration Rights Agreement also sets forth customary registration procedures and indemnification provisions.

The description of the Renewal Rights Agreement, the Reinsurance Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the applicable agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Renewal Rights Agreement, dated as of January 18, 2021, by and among United Property and Casualty Insurance Company, United Insurance Holdings Corp., United Insurance Management, L.C., Homeowners Choice Property & Casualty Insurance Company, Inc., and HCI Group, Inc.

10.2	Property Quota Share Reinsurance Contract, dated as of January 18, 2021 and effective as of December 31, 2020, by and between United Property and Casualty Insurance Company and Homeowners Choice Property & Casualty Insurance Company, Inc.

10.3	Registration Rights Agreement, dated as of January 18, 2021, by and between United Property and Casualty Insurance Company and HCI Group, Inc.

99.1	Press Release issued on January 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
January 22, 2021	By:	/s/ B. Bradford Martz
B. Bradford Martz President and Chief Financial Officer